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                                                             EXHIBIT 23(O)

                            AUDITORS' CONSENT

  We have issued our report dated July 23, 1998, accompanying the combined financial statements of Grand Valley Equipment, Inc. and Kubota of Grand Rapids, Inc. contained in the Registration Statement and Prospectus of United Rentals (North America), Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ Beene Garter LLP

December 16, 1998

Grand Rapids, Michigan